                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14 INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       MID-AMERICA APARTMENT COMMUNITIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138

                                                                  April 30, 2002

TO THE SHAREHOLDERS OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

    In connection with the Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. (the "Company") to be held on June 10, 2002, we enclose a Notice of Annual Meeting of Shareholders, a Proxy Statement and a form of proxy.

    At the meeting you will be asked to elect three Class II directors to serve until the 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified. You will also be asked to ratify the selection of KPMG LLP as the Company's independent auditors for 2002 and to further amend and restate the Company's Third Amended and Restated 1994 Restricted Stock and Stock Option Plan. Information about these matters is contained in the attached Proxy Statement.

    Detailed information relating to the Company's activities and operating performance during 2001 is contained in the Company's 2001 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2001, both of which are being mailed to you with this Proxy Statement, but neither of which is a part of the proxy soliciting material. If you do not receive or have access to the 2001 Annual Report to Shareholders or the Annual Report on Form 10-K, please notify Leslie Wolfgang, Director of External Reporting and Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

    You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

                                          Very truly yours,

                                          [/S/ H. ERIC BOLTON, JR.]

                                          H. Eric Bolton, Jr.
                                          President and Chief Executive Officer

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2002

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") will be held on June 10, 2002, at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018, for the following purposes:

    1. To elect three Class II directors to serve until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

    2. To ratify the selection of KPMG LLP as the Company's independent auditors for 2002.

    3. To approve the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan providing for the issuance of up to an additional 400,000 shares of the Company's common stock or units of limited partnership interests in Mid-America Apartments, L.P.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 8, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will be closed at that time.

    There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting, the nominees for election to the Board of Directors of the Company, the independent auditors of the Company, and the proposed amendment to the Company's 1994 Restricted Stock and Stock Option Plan.

                                          By Order of the Board of Directors

                                          [/S/
                                           LESLIE BRATTEN CANTRELL WOLFGANG]

                                          Leslie Bratten Cantrell Wolfgang
                                          Director of External Reporting and
                                          Corporate Secretary

                                   IMPORTANT

    SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 300
                            MEMPHIS, TENNESSEE 38138

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2002

                              GENERAL INFORMATION

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") to be held on June 10, 2002 at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018 and at any adjournment or adjournments thereof.

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where or from any person to whom it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has been no change in the information set forth herein since the date of the Proxy Statement.

                                   THE PROXY

    The solicitation of proxies by means of the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mail, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. It is expected that this Proxy Statement will first be sent to shareholders on or about April 30, 2002.

    Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. If no instruction is indicated on the proxy, the named holders of the proxies will vote all such shares of Common Stock (hereinafter defined) of such holder (i) FOR the election of the nominees named herein as directors, (ii) FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for 2002, and
(iii) FOR approval of the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan. The named holders of proxies will use their discretion in voting the shares of Common Stock in connection with any other business that may properly come before the Annual Meeting.

    A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by (i) submitting another proxy with a more recent date than that of the proxy first given, (ii) attending the Annual Meeting and voting in person, or (iii) sending written notice of revocation to the Company's Corporate Secretary, Leslie Wolfgang.

                                 VOTING RIGHTS

    Each outstanding share of the Company's common stock, $.01 par value (the "Common Stock"), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 8, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 8, 2002, the Company had 17,486,437 shares of Common Stock outstanding.

    No specific provision of the Tennessee Business Corporation Act, the Company's Charter or the Company's Bylaws addresses the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. In the absence of any specific instructions, brokers may vote those shares in their discretion with respect to certain routine proposals. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain non-routine proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote", which will be counted for purposes of determining the presence of a quorum but will not be counted in the voting results. An abstention, likewise, will be counted as present or represented for purposes of determining whether a quorum exists but will not count in the voting results.

                                 REQUIRED VOTE

    Under Tennessee law and the Company's Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, approval of each matter submitted to the shareholders of the Company for a vote at the Annual Meeting, excluding the election of directors, will require the affirmative vote of a majority of the votes cast, either in person or by proxy. Election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of February 28, 2002, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock:

NAME AND ADDRESS OF                    AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP       CLASS (1)
-------------------                    --------------------       ----------
John F. Flournoy.....................        1,149,260(2)            6.04%
900 Brookstone Centre Parkway
  Columbus, GA 31904

------------------------

(1) Based on 17,480,495 shares of Common Stock outstanding on February 28, 2002, plus the total number of shares of Common Stock issuable (i) in exchange for Class A common units of limited partnership interest in Mid-America Apartments, L.P. (the "Units") and (ii) upon exercise of options exercisable within 60 days of February 28, 2002 that were held by all directors, director nominees and executive officers named in the Summary Compensation Table. Mr. Flournoy's beneficial ownership includes the number of shares of Common Stock issuable to him in exchange for Units plus the number of shares of Common Stock issuable to him in respect to options exercisable within 60 days of February 28, 2002. Note that Mr. Flournoy reported the sale of 500,000 shares on March 4, 2002.

(2) Includes 1,107,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 2002 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group:

                                                              AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP         CLASS
------------------------                                      --------------------       ----------
John F. Flournoy............................................        1,149,260(2)             6.04%
George E. Cates.............................................          911,327(3)             4.79%
Robert F. Fogelman..........................................          652,000(4)             3.43%
H. Eric Bolton, Jr.**.......................................          363,235(5)             1.91%
O. Mason Hawkins............................................          359,417(6)             1.89%
Simon R. C. Wadsworth.......................................          222,811(7)             1.17%
Ralph Horn**................................................           38,000(8)                *
Michael S. Starnes..........................................            4,000(9)                *
John S. Grinalds............................................            1,752(10)               *
Alan B. Graf, Jr.**.........................................               --                   *
                                                                    ---------               -----
All Directors, Nominees and Executive Officers as a group
  (10 Persons)..............................................        3,701,802               19.46%

------------------------

(1) Based on 17,480,495 shares of Common Stock outstanding on February 28, 2002, plus the total number of shares of Common Stock issuable in exchange for Units and issuable upon exercise of options exercisable within 60 days of February 28, 2002 that were held by the listed individuals as a group. With respect to each listed person (and all listed persons, as a group), the beneficial ownership of such person or group includes the number of shares of Common Stock issuable to such person or group in exchange for Units plus the number of shares of Common Stock issuable to such person or group in respect to options exercisable within 60 days of February 28, 2002. Except as indicated in the footnotes to this table, each listed person possesses sole voting and investment power with respect to all shares of Common Stock shown as owned by such person.

(2) Includes 1,107,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units. Note that Mr. Flournoy reported the sale of 500,000 shares on March 4, 2002.

(3) Includes 423,293 shares owned directly by Mr. Cates, as to 324,401 of which Mr. Cates has sole voting power and as to 98,892 of which Mr. Cates has shared voting power; 41,360 shares held by a family limited partnership in which Mr. Cates is a partner; 16,371 shares held by Mr. Cates through an individual retirement account; 201,233 shares that Mr. Cates has the current right to acquire upon redemption of Units; and 181,950 shares that Mr. Cates has the right to acquire upon the exercise of options that are currently exercisable. Also includes 8,917 shares and 38,203 Units owned by Mr. Cates' wife, over which Mr. Cates exercises no voting or investment power and with respect to which Mr. Cates disclaims beneficial ownership.

(4) Includes 2,500 shares owned directly by Mr. Fogelman; 40,400 shares held by Romar Partnership as to which Mr. Fogelman shares voting and investment power; 36,000 shares held by Camaro, LP as to which Mr. Fogelman shares voting and investment power; 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of Units; and 3,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are currently exercisable.

(5) Includes 13,292 shares owned directly by Mr. Bolton, as to 8,303 of which Mr. Bolton has sole voting power and as to 4,989 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of Units; 94,150 shares that Mr. Bolton has the right to acquire upon the exercise of options that are currently exercisable, and 145,793 shares held by the Company's ESOP over which Mr. Bolton shares voting power.

(6) Includes 194,399 shares owned directly by Mr. Hawkins, 158,618 shares that Mr. Hawkins has the current right to acquire upon redemption of Units, 400 shares held by Mr. Hawkins as custodian, and 6,000 shares that Mr. Hawkins has the right to acquire upon exercise of options that are currently exercisable.

(7) Includes 72,217 shares owned directly by Mr. Wadsworth, as to 71,217 of which Mr. Wadsworth has sole voting power and as to 1,000 of which Mr. Wadsworth has shared voting power; 14,837 shares held by Mr. Wadsworth through an individual retirement account; 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of Units; and 83,569 shares that Mr. Wadsworth has the right to acquire upon the exercise of options that are currently exercisable.

(8) Includes 37,000 shares owned directly by Mr. Horn and 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are currently exercisable.

(9) Includes 3,000 shares owned directly by Mr. Starnes and 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are currently exercisable.

(10) Includes 752 shares owned directly by General Grinalds and 1,000 shares that General Grinalds has the right to acquire upon the exercise of options that are currently exercisable.

*   Represents less than 1% of total.

**  Director Nominee.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company presently has an Audit Committee and a Compensation Committee composed of certain of its directors who are not employees of the Company or any affiliate thereof ("Non-Employee Directors"). The Company does not have a standing nominating committee. The Company may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors is currently composed of Messrs. Hawkins (Chairman), Grinalds, and Starnes. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee also reviews and recommends the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K. The Audit Committee met three times during 2001. For more information concerning the Audit Committee and its activities, please see "Audit Committee Report" on page 12 of this Proxy Statement.

    COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors is currently composed of Messrs. Horn (Chairman), Flournoy, Fogelman, Grinalds, Hawkins and Starnes. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's Third Amended and Restated 1994 Restricted Stock and Stock Option Plan and the Company's Non-Qualified Executive Deferred Compensation Plan. The Compensation Committee met once during 2001.

    DIRECTOR MEETINGS. The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors holds regular meetings quarterly during the Company's fiscal year. There are presently nine directors. The Board of Directors held four regular meetings during fiscal 2001. During 2001, none of the Company's directors attended fewer than 75% of the total number of Board meetings and meetings of committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration for serving as directors. Commencing in 1999, the Compensation Committee established that each Non-Employee Director will receive 875 shares of Common Stock per year for their service on the Board of Directors, and each committee chairperson will receive an additional 100 shares per year for his service as such. These shares are held in a deferred compensation account maintained for each Non-Employee Director. In addition, beginning in 2002, each Non-Employee Director will receive $1,000.00 for board and separate committee meetings attended in person and $500.00 for meetings attended by telephone.

NOMINEES FOR DIRECTORS

    The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at nine the number of directors constituting the full Board of Directors.

    The Board of Directors proposes to nominate Messrs. Bolton, Graf and Horn for election to serve as Class II directors of the Company. Messrs. Bolton and Horn are currently directors of the Company. Mr. Graf has been nominated to take the place of Mr. Hawkins, who, after eight years of service as a director, has chosen not to stand for reelection at the expiration of his current term at the Annual Meeting. The remaining members of the Board of Directors listed below will continue as members thereof until their respective terms expire as indicated below.

    Unless a shareholder specifies otherwise on the proxy card, such shareholder's shares of Common Stock will be voted for the election of the nominees to serve as directors until the annual meetings set forth below and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the proxy card are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                             (TERMS EXPIRING 2005)

    H. ERIC BOLTON, JR., age 45. Mr. Bolton is President, Chief Executive Officer, and a director of the Company. Mr. Bolton joined the Company in 1994 as Vice President of Development and was named Chief Operating Officer in
February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the retirement of George E. Cates in October 2001. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining the Company was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. Mr. Bolton has been a director of the Company since February 1997.

    Committees: None

    ALAN B. GRAF, JR., age 48. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998. Prior to that time, he was senior vice president and Chief Financial Officer for Federal Express Corporation, FedEx's predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980 and also serves as the Chairman of the Board of FedEx Custom Critical. He is also a director of Kimball International, Inc. and Storage USA, Inc.

    Committees: None

    RALPH HORN, age 61. Mr. Horn has served as a director of the Company since April 1998 and is Chairman of the Board, Chief Executive Officer and President of First Tennessee National Corporation. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation in July 1991, Chief Executive Officer in April 1994, and Chairman of the Board effective January 1, 1996. Mr. Horn is also a director of Harrah's Entertainment, Inc. and Gaylord Entertainment, Inc.

    Committees: Compensation (Chairman)

                          INCUMBENT DIRECTORS--CLASS I
                             (TERMS EXPIRING 2004)

    JOHN F. FLOURNOY, age 61. Mr. Flournoy has served as a director of the Company since November 1997. Mr. Flournoy has been Chief Executive Officer of Flournoy Development Company for more than five years.

    Committees: Compensation

    ROBERT F. FOGELMAN, age 66. Mr. Fogelman has served as a director of the Company since July 1994 and has been the President of Fogelman Investment Company, a privately owned investment firm, for more than five years.

    Committees: Compensation

    MICHAEL S. STARNES, age 57. Mr. Starnes was appointed to the Board of Directors in July 1998 to fill a vacated seat. Mr. Starnes founded M.S. Carriers, Inc., a truckload transportation and logistics company, in 1978 and served as Chairman and Chief Executive Officer until its merger with Swift Transportation Co., Inc. in June 2001. Since June 2001, Mr. Starnes has served as President of M.S. Carriers, a subsidiary of Swift Transportation Co., Inc. He is also a director of Swift Transportation Co., Inc., RFS Hotel Investors, Inc. and Union Planters Corporation.

    Committees: Audit, Compensation

                         INCUMBENT DIRECTORS--CLASS III
                             (TERMS EXPIRING 2003)

    GEORGE E. CATES, age 64. Mr. Cates has been the Chairman of the Board of Directors since the Company's inception in February 1994. Mr. Cates served as President and Chief Executive Officer of the Company from February 1994 until his planned retirement in October 2001. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with the Company in February 1994. Mr. Cates serves as a director for First Tennessee National Corporation and for SCB Computer Technology, Inc.

    Committees: None

    JOHN S. GRINALDS, age 64. General Grinalds has served as a director of the Company since November 1997. General Grinalds became the President of The Citadel, Charleston, South Carolina in 1997. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School in Virginia. From 1989 to 1991, General Grinalds held the rank of Major General and was the commanding general of the Marine Corps Recruit Depot in San Diego, California.

    Committees: Audit, Compensation

    SIMON R. C. WADSWORTH, age 55. Mr. Wadsworth has been Executive Vice President, Chief Financial Officer and a director of the Company since March 1994.

    Committees: None

CERTAIN TRANSACTIONS WITH MANAGEMENT

    All transactions involving related parties must be approved by a majority of the disinterested members of the Company's Board of Directors. The Company has transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

    The Company has contracted with Flournoy Development Company ("FDC") to complete the development and construction of the remaining portion of its development pipeline at a cost of approximately $537 thousand at December 31, 2001. The development pipeline is expected to be completed in 2002. One of the Company's directors, Mr. Flournoy, is the majority owner and Chief Executive Officer of FDC. The contracts governing the work on the development pipeline were negotiated at arms length and provide for turn key development and construction of the subject properties. During 2001, gross payments of approximately $17.4 million were made to FDC by the Company pursuant to these contracts.

    The Company has a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation ("FTNC"), has committed approximately $20 million towards this line of credit. The Company has also entered into a forward interest rate swap agreement with First Tennessee Bank for a notional amount of $25 million with a three-month LIBOR fixed leg. One of the Company's directors, Mr. Horn, is Chairman, Chief Executive Officer and President of FTNC. Both the line of credit and the forward interest rate swap agreement were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

    In June 1997 the Company sold shares of Common Stock and Units to certain employees pursuant to a Leadership Employee Stock Ownership Program ("LESOP"). Under the LESOP, shares of Common Stock and Units are sold to employees at fair market value, with up to 15% of the sale price being payable by means of an unsecured promissory note from the employee to the Company.

    The executive officers of the Company (during all or part of 2001) listed in the table below are indebted to the Company pursuant to such promissory notes for shares of Common Stock and Units acquired under the LESOP. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2001 and the amount outstanding at February 28, 2002. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

                                            MAXIMUM INDEBTEDNESS    INDEBTEDNESS AT
                                                DURING 2001        FEBRUARY 28, 2002
                                            --------------------   -----------------
George E. Cates...........................        $415,594               $280,706
H. Eric Bolton, Jr........................         220,163                131,175
Simon R. C. Wadsworth.....................         204,563                123,375
                                                  --------               --------
Total executive officers..................        $840,320               $535,256

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                    ----------------------------------
                                                     ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                               -------------------------------      -----------------------   --------
                                                                       OTHER                     SECURITIES                ALL
                                                                      ANNUAL        RESTRICTED   UNDERLYING               OTHER
                                                                      COMPEN-         STOCK       OPTIONS/      LTIP     COMPEN-
NAME AND POSITION                     YEAR      SALARY     BONUS     SATION(1)        AWARDS        SARS      PAYOUTS     SATION
-----------------                   --------   --------   --------   ---------      ----------   ----------   --------   --------
George E. Cates ..................    2001     $254,636   $  6,846   $181,679(2)     $     --      36,500      $   --     $   --
  Chairman, Chief Executive           2000      295,063     52,800    146,197(2)      110,938      36,500          --         --
  Officer (until October 2001)        1999      275,841     14,000    139,488(2)           --      30,000          --         --

H. Eric Bolton, Jr. ..............    2001      274,483    102,460    109,804(3)           --      40,500          --         --
  President, Chief Operating          2000      258,011    129,508    118,872(3)       99,844      25,500          --         --
  Officer (until October 2001),       1999      224,760     50,998    114,048(3)           --      20,000          --         --
  Chief Executive Officer (since
  October 2001) and Director

Simon R. C. Wadsworth ............    2001      204,615     89,815    102,577(4)           --      23,000          --         --
  Executive Vice President,           2000      197,257    102,564    108,749(4)       27,734      23,000          --         --
  Chief Financial Officer             1999      183,894     36,255    106,586(4)           --      20,000          --         --
  and Director

--------------------------

(1) Represents supplemental bonus pursuant to the Company's LESOP, the majority of which was offset against the indebtedness of the executive officers to the Company described in "Indebtedness of Management to the Company" above, and matching contributions to the Company's Executive Deferred Compensation Retirement Plan.

(2) Mr. Cates' offsets of indebtedness related to the Company's LESOP in 2001, 2000 and 1999, were $134,887.50, $100,312.50 and $100,312.50, respectively.
    The Company matches to Mr. Cates' deferred compensation account were $9,389, $8,990 and $5,000 for 2001, 2000 and 1999, respectively. Mr. Cates' Other Annual Compensation also includes $11,722 a year representing premiums paid by the Company on a split dollar life insurance policy on Mr. Cates.

(3) Mr. Bolton's offsets of indebtedness related to the Company's LESOP in 2001, 2000 and 1999 were each $88,987.50. The Company matches to Mr. Bolton's deferred compensation account were $7,667, $7,459 and $5,000 for 2001, 2000 and 1999, respectively.

(4) Mr. Wadsworth's offsets of indebtedness related to the Company's LESOP in 2001, 2000 and 1999 were each $81,187.50. The Company matches to
    Mr. Wadsworth's deferred compensation account were $9,252, $7,005 and $7,012 for 2001, 2000 and 1999, respectively.

    OPTION GRANTS AS OF DECEMBER 31, 2001. The following table provides information on option grants during the year ending December 31, 2001 to the executive officers listed in the table above.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                        --------------------------------------------------      POTENTIAL REALIZABLE
                                                      % OF TOTAL                                      VALUE AT
                                        NUMBER OF      OPTIONS/                                 ASSUMED ANNUAL RATES
                                        SECURITIES       SARS                                      OF STOCK PRICE
                                        UNDERLYING    GRANTED TO    EXERCISE                      APPRECIATION FOR
                                         OPTIONS/     EMPLOYEES      OR BASE                         OPTION TERM
                                           SARS       IN FISCAL       PRICE     EXPIRATION      ---------------------
NAME                                     GRANTED         YEAR       ($/SHARE)      DATE            5%         10%
----                                    ----------   ------------   ---------   ----------      --------   ----------
George E. Cates.......................    36,500         10.7%       $22.14     2/20/2011       $508,216   $1,287,919
H. Eric Bolton, Jr....................    40,500         11.9%        22.14     2/20/2011        563,911    1,429,061
Simon R. C. Wadsworth.................    23,000          6.7%        22.14     2/20/2011        320,246      811,566

--------------------------

(1) Beginning on February 20, 2002, options vest 20% a year until fully vested in 2007.

    AGGREGATED OPTION EXERCISES THROUGH DECEMBER 31, 2001. The following table provides information on options held by the executive officers listed above through December 31, 2001, and the value of each of their unexercised options at December 31, 2001.

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING
                                                                             UNEXERCISED     VALUE OF UNEXERCISED
                                                   EXERCISED OPTIONS       OPTIONS/SARS AT       IN-THE-MONEY
                                               -------------------------    DECEMBER 31,        OPTIONS/SARS AT
                                                 SHARES                         2001         DECEMBER 31, 2001(2)
                                                ACQUIRED        VALUE       EXERCISABLE/         EXERCISABLE/
NAME                                           ON EXERCISE   REALIZED(1)    UNEXERCISABLE        UNEXERCISBLE
----                                           -----------   -----------   ---------------   ---------------------
George E. Cates..............................        --            --      150,650/117,350     $563,311/$384,136
H. Eric Bolton, Jr...........................        --            --       67,650/101,350     $ 45,249/$327,662
Simon R. C. Wadsworth........................     2,000        $5,340        60,869/79,800     $ 72,890/$245,609

--------------------------

(1) Based on the market value of the underlying securities at exercise less the exercise price.

(2) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2001 of $26.30 per share, less the exercise price.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    The Compensation Committee during 2001 consisted of Messrs. Flournoy, Fogelman, Grinalds, Hawkins, Horn and Starnes. During 2001 no employee of the Company participated in decisions related to his compensation. Except as described in this section, none of the Company's executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company's Board of Directors or Compensation Committee.

    Mr. Horn, who serves as the Chairman of the Compensation Committee, is also the Chairman, Chief Executive Officer and President of FTNC. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately
$20 million towards a line of credit which the Company has with a group of banks led by AmSouth Bank. The Company has also entered into a forward interest rate swap agreement with First Tennessee Bank for a notional amount of $25 million with a three-month LIBOR fixed leg. Both the line of credit and the forward interest rate swap agreement were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

    Mr. Flournoy was formerly an officer of the Company but resigned in June 1999. Mr. Flournoy began serving on the Compensation Committee only after he ceased being an employee of the Company, and thus he did not participate in any decision related to his own compensation.

    Mr. Flournoy is the majority owner and Chief Executive Officer of FDC. The Company has contracted with FDC to complete the development and construction of the remaining portion of its development pipeline at a cost of approximately $537 thousand at December 31, 2001. The contracts governing the work on the development pipeline were negotiated at arms length and provide for turn key development and construction of the subject properties. During 2001, gross payments of approximately $17.4 million were made to FDC by the Company pursuant to these contracts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Compensation Committee of the Board of Directors is composed of the Non-Employee Directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value.

    Each executive officer's compensation is determined annually by the committee, including base salary, discretionary cash bonuses, and stock incentive awards. The Company's compensation policy is to reward performance, which leads to long-term growth in shareholder value per share.

BASE SALARY AND ANNUAL INCENTIVE COMPENSATION

    Executive management's compensation, including their salaries, is based upon the competitive market for their services, their specific responsibilities, experience and overall performance. The company conducts a survey annually ("Survey") of multifamily Real Estate Investment Trusts ("REITs") by reviewing publicly available information on compensation of the REITs' senior management personnel, with special emphasis on those of similar geographic concentration, size, and/or business focus as the Company. This information is compiled and made available to the Committee in advance of its annual meeting in February of each year.

    The Committee sets executive compensation programs to be competitive with REITs which are included in the Survey, taking into account individually each component of compensation, including base salary, annual bonus programs, and long term incentive plans which it believes will best align executive management's interests with those of shareholders over a long term period. The Committee intends for each component and the aggregate of the compensation program to be competitive.

    For 2002, the participants in the annual executive bonus plan are Messrs Bolton and Wadsworth. In setting the 2002 annual bonus plan, which is re-evaluated at the beginning of each year, the Committee has adopted a plan which takes into account growth of Funds Available for Distribution ("FAD") per share (defined as Funds From Operations less recurring capital expenditures) over 2001 and the achievement of individual goals as approved by the Committee. The Company must achieve growth in FAD plus the executive must achieve individual goals in order for an annual bonus to be paid. The scope of the plan was set with the goal of making it an important part of executive management's total compensation and making the plan competitive with programs offered by those REITs included in the Survey.

THIRD AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

    The Third Amended and Restated 1994 Restricted Stock and Stock Option Plan (the "1994 Plan") is the Company's long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan,
(i) to establish
rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted, (iii) to fix the number of shares of Common Stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company's stock increases in value.

    The shareholders will vote at the Annual Meeting this year on a proposal to increase the number of shares of Common Stock or Units available for issuance under this plan by 400,000. See "Proposal No. 3" on page 15 for further information.

NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

    The non-qualified deferred compensation plan is the Company's long-term incentive plan for key employees who are not qualified for participation in the Company's 401(k) plan. Under the terms of the plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company's 401(k) plan. The plan is designed so that the employees' investment earnings under the non-qualified plan should be the same as the earning assets in the Company's 401(k) plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Bolton's employment agreement with the Company, entered into in December 1999, provides for a base salary of $277,328 for the year ended December 31, 2001. The Compensation Committee considered this annual base salary to be competitive with comparable REITs in the Company's geographic area. In 2001, Mr. Bolton received $130,743 in bonus compensation.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements with Messrs. Bolton, Cates and Wadsworth in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to increase at the discretion of the Compensation Committee; and
(iii) provides for annual incentive/bonus compensation under the terms of the plan described above. Since Mr. Cates retirement in October 2001, he no longer participates in the annual incentive/bonus compensation.

    Upon the executive's termination due to death or permanent disability or in the event the executive is terminated without cause by the Company or suffers a constructive termination of his employment in the absence of a change of control, the Company will pay the executive any amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with his termination without cause or constructive termination by the Company.

    If the executive is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of the Company, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, the Company shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of the Company paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with the change of control.

    Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive not to hire other employees of the Company upon severance.

                                            COMPENSATION COMMITTEE
                                            Ralph Horn (Chairman)
                                            John F. Flournoy
                                            Robert F. Fogelman
                                            John S. Grinalds
                                            O. Mason Hawkins
                                            Michael S. Starnes

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors. The Board believes that the current composition of the Audit Committee satisfies Section 303.01(B) of the New York Stock Exchange Listing Standards, which governs audit committee composition, including the requirement that each committee member be independent as defined by the New York Stock Exchange's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and review these processes. It is not the committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, its considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company's financial statements has been carried out in accordance with accounting principles generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

    In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit

Committee discussed with the independent accountants any issues that may affect the accountants' objectivity and independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE
                                            O. Mason Hawkins (Chairman)
                                            John S. Grinalds
                                            Michael S. Starnes

                         FISCAL 2001 AUDIT FEE SUMMARY

AUDIT FEES

    Financial statement audit fees, including quarterly reviews, for the fiscal year ended December 31, 2001 were $189,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were billed by KPMG LLP for the fiscal year ended December 31, 2001 for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

    Audit related fees for employee benefit plans and audits of subsidiary partnerships required by regulatory authorities were $162,600.

    Other non-audit related fees for tax compliance and tax consulting were approximately $250,000.

    In accordance with the Securities and Exchange Commission's auditor independence requirements, the Audit Committee has considered whether the provision of non-audit services is compatible with the auditors' independence.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. ("MAA") to the S&P 500 and the Equity REIT Total Return index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). It assumes that the base share price for the Common Stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                            TOTAL RETURN PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MAA   S&P 500  NAREIT EQUITY REITS
12/31/1996  $100     $100                 $100
12/31/1997  $107     $131                 $120
12/31/1998   $92     $166                  $99
12/31/1999  $101     $198                  $95
12/31/2000  $112     $178                 $120
12/31/2001  $144     $155                 $136

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of all forms filed.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company's directors and executive officers were completed on a timely basis.

    The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Class II directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   EACH OF THE NOMINEES FOR CLASS II DIRECTOR
                                 PROPOSAL NO. 2
                     RATIFICATION OF SELECTION OF KPMG LLP
                        AS THE 2002 INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as the Company's independent auditors for 2001. KPMG LLP served as independent auditors of the Company for the year ended December 31, 2001. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the selection of KPMG LLP as the Company's independent auditors for 2002.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          ADOPTION OF PROPOSAL NO. 2.
                                 PROPOSAL NO. 3
         APPROVAL OF FOURTH AMENDED AND RESTATED 1994 RESTRICTED STOCK
                             AND STOCK OPTION PLAN

    On February 19, 2002, subject to shareholder approval, the Board of Directors voted to amend the Third Amended and Restated 1994 Restricted Stock and Stock Option Plan (the "Plan"). The purpose of the amendment is to increase the number of shares of Common Stock that may be issued pursuant to the Plan from 2,000,000 to 2,400,000, subject to adjustment upon the occurrence of a stock dividend or similar event. The full text of the Plan is attached as Exhibit A to this Proxy Statement.

    In the past the Company has used shares issuable under the Plan to fund the Company's Leadership Employee Stock Ownership Plan ("LESOP") in which the Company advances executives and key employees a portion of the cost of Common Stock or Class A Common Units, which may be exchanged in the future for shares of Common Stock. Shares of Common Stock or Class A Common Units are purchased at fair market value under the LESOP. The Company advances up to 15% of this price. These advances mature five years from the date of issuance and accrue interest, payable in arrears, at a rate established at the date of issuance. The Company has also entered into supplemental bonus agreements with the employees who have purchased shares of Common Stock or Class A Common Units under the LESOP. These bonuses are intended to fund the payment of a portion of the advances over a five year period. Under the terms of the supplemental bonus agreements, the Company will pay bonuses to these employees equal to 3% of the original advance on each anniversary date of the advance, limited to 15% of the aggregate purchase price of the shares of Common Stock and/or Class A Common Units. The advances become due and payable and the bonus agreement will terminate if the employees voluntarily terminate their employment with the Company. As of April 8, 2002, 256,000 shares of Common Stock and 210,000 Class A Common Units have been issued under the Plan related to the LESOP.

    The Plan also allows for grants of restricted shares of common stock ("Restricted Shares"). As of April 8, 2002 a total of 40,750 Restricted Shares had been issued to executives and 57,000 had been issued to non-executive employees.

    The Board believes that this amendment furthers the Board's philosophy of closely aligning the interests of the Company's shareholders and management and using incentive based compensation to encourage and reward performance. The amendment will permit the Company to continue to emphasize compensation with a value directly tied to Company goals and performance. The Board believes that the amendment to the Plan will enable the Company to maintain a total compensation program which combines salary, bonuses and long-term share incentive awards to encourage management strategies and action that will continue to build shareholder value. For these reasons, the Company recommends a vote "FOR" the proposal to adopt the amendment.

    The following paragraphs summarize the principal features of the Plan. This summary is subject in all respects to the terms of the Plan.

    ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors, although the Compensation Committee may delegate its authority and responsibilities under the Plan to one or more officers of the Company, to the extent permitted by applicable law. The Committee generally has the authority, within limitations described in the Plan, (i) to establish rules and policies concerning the Plan, (ii) to determine the persons to whom awards under the Plan may be granted, (iii) to fix the number of shares to be covered by each award and the value of incentive awards, and (iv) to set the terms of each award. Each type of award is described below.

    ELIGIBILITY. Officers and key employees of the Company and its present and future subsidiaries and affiliates, including employees who are members of the Board, are eligible to participate in the Plan. The Committee selects the individuals who will participate in the Plan ("Participants"), but no person may participate in the Plan while he is member of the Compensation Committee.

    OPTIONS. Options granted under the Plan may be Incentive Stock Options ("ISOs") or Nonqualified Stock Options. An option entitles a Participant to purchase shares of the Company's Common Stock from the Company at the exercise price. The exercise price may be paid in cash or by check, and the Committee has the discretion to authorize payment by cashless exercise assisted by a broker or by delivery to the Company of shares of the Company's Common Stock having a value equal to the aggregate exercise price of the options being exercised, or by any combination of cash, check and cashless exercise. The exercise price is fixed by the Committee at the time the option is granted, but the price cannot be less than the fair market value of the shares on the date of grant. Options granted under the Plan will not be ISOs to the extent that the fair market value of the shares with respect to which ISOs first become exercisable in any year exceeds $100,000.

    RESTRICTED SECURITIES AWARDS. Under the Plan, Participants may be awarded restricted securities consisting of either shares of Common Stock or Units (the shares of Common Stock together with the Units, the "Restricted Securities"). Awards of Restricted Securities shall be subject to such terms and conditions as the Compensation Committee in its sole discretion may impose, including restrictions on transferability and vesting provisions.

    FINANCING ASSISTANCE. If the Compensation Committee determines that such action is advisable, the Company may, or may cause Mid-America Apartments, L.P. (the "Partnership") to, assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or the Partnership, a guarantee of the obligation by the Company or the Partnership, or the maintenance by the Company or the Partnership of deposits with such bank or third party.

    SHARE AUTHORIZATION. All awards made under the Plan are evidenced by written agreements between the Company and the Participant. A maximum of 2,000,000 shares may be issued under the Plan as currently in effect. These share limitations and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a share dividend, stock split, combination, reclassification, recapitalization or other similar event. If the proposed amendment is approved by the Company's shareholders, the maximum number of shares issuable under the Plan will increase to 2,400,000.

    TERMINATION AND AMENDMENT. No award may be granted under the Plan after January 31, 2004. The Board may amend or terminate the Plan at any time, but any amendment is subject to shareholder approval within one year after such amendment is approved by the Board if such shareholder approval is required by federal or state law or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Board may also submit any amendment for shareholder approval, even though such approval is not otherwise required.

    AWARDS. Future benefits under the Plan are not determinable because the value of options depends on the fair market value of the Company's Common Stock on the date of grant. In addition, awards under the Plan are made by the discretion of the Compensation Committee. The following chart summarizes, as the date hereof, the number of awards allocated for the current fiscal year to each of the following individuals or groups under the Plan as of the date of this Proxy Statement.

NAME(3)                                     TYPE OF AWARD     # SHARES/UNITS   DOLLAR VALUE
-------                                   -----------------   --------------   ------------
H. Eric Bolton, Jr......................      Stock Options    60,000 Shares    $     --(1)
President, Chief Executive Officer and     Restricted Stock    17,476 Shares    $  445,988
  Director
Simon R.C. Wadsworth....................      Stock Options    40,000 Shares    $     --(1)
Executive Vice President, Chief            Restricted Stock    12,524 Shares    $  319,612
  Financial Officer and Director
Total Executive Group...................      Stock Options   100,000 Shares    $     --(1)
                                           Restricted Stock    30,000 Shares    $  765,600
Non-Executive Director Group............                 (2)              (2)           (2)
Non-Executive Officer Employee Group....      Stock Options   249,900 Shares    $     --(1)
                                           Restricted Stock    57,000 Shares    $1,454,640

------------------------

(1) Stock options awarded on February 19, 2002 at an exercise price of $25.52.

(2) Directors who are not employed by the Company are not eligible to participate in the Plan.

(3) George E. Cates is not eligible to participate in the Plan in 2002.

    FEDERAL INCOME TAXES. The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option, whether an ISO or a Nonqualified Stock Option, is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a Nonqualified Stock Option generally is a taxable event that requires the Participant to recognize as ordinary income the difference between the fair market value of the stock and the exercise price. A Participant will recognize income on account of an award of Restricted Securities on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture, unless the recipient elects to recognize income in the year the shares are received. The amount of income recognized by the Participant is equal to the fair market value of the shares of Common Stock or Units received on that date.

    The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a Nonqualified Stock Option and upon the vesting of a Restricted Securities award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. Depending on the timing of the dispositions, however, the employer may claim a federal income tax deduction on account of certain dispositions of shares of Common Stock acquired upon the exercise of an ISO.

    Unless a shareholder specifies otherwise, each shareholder's shares represented by the enclosed proxy will be voted "FOR" approval of the proposed amendment to the Plan.

    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve the amendment.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          ADOPTION OF PROPOSAL NO. 3.
                SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

    Shareholders' proposals intended to be presented at the 2003 annual meeting of shareholders must be received by the Company no later than December 31, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company has discretionary voting authority with respect to any shareholder proposals received after March 16, 2003.

                                 OTHER MATTERS

    The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules but excluding exhibits thereto, is being mailed along with this Proxy Statement. Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company, for a reasonable fee, will provide a copy of these exhibits. Requests should be directed to Leslie Wolfgang, Director of External Reporting and Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee, 38138, which is the address of the Company's principal executive offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [/S/
                                           LESLIE BRATTEN CANTRELL WOLFGANG]

                                          Leslie Bratten Cantrell Wolfgang
                                          Director of External Reporting and
                                          Corporate Secretary

April 30, 2002

                                   EXHIBIT A

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                          FOURTH AMENDED AND RESTATED
                  1994 RESTRICTED STOCK AND STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

    The purposes of the Mid-America Apartment Communities, Inc. 1994 Restricted Stock and Stock Option Plan (the "Plan") are to advance the interests of the Company, to increase stockholder value by providing its executive officers and other key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with and rewards for outstanding service to the Company, its subsidiaries and/or its affiliates, and to provide the Company and the Operating Partnership (hereinafter defined) with an additional means to attract and retain qualified executive officers and other key employees. The Plan will provide for the issuance of up to 2,400,000 shares of Common Stock and/or units of limited partnership interest in the Operating Partnership redeemable for shares of Common Stock, to the executive officers and key employees of the Company and its subsidiaries and affiliates. To this end, the Compensation Committee of the Company's Board of Directors (the "Committee") may grant stock options and restricted securities awards to executive officers and other key employees of the Company, its subsidiaries and/or its affiliates, on the terms and subject to the conditions set forth in this Plan.

2. DEFINITIONS

    As used in the Plan, the following terms shall have the meanings set forth below:

    2.1 "Award" means any form of Stock Option or Restricted Securities granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

    2.2 "Award Agreement" means a written agreement setting forth the terms of an Award.

    2.3 "Board" means the Board of Directors of the Company.

    2.4 "Class A Common Unit" means a Class A Common Unit of limited partnership interest in the Operating Partnership.

    2.5 "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

    2.6 "Committee" means the Compensation Committee of the Board, each member of which, for purposes of this Plan, shall be a disinterested person within the meaning of Exchange Act Rule 16b-3.

    2.7 "Common Stock" means the Common Stock of the Company, $.01 par value.

    2.8 "Company" means Mid-America Apartment Communities, Inc., its subsidiaries and its affiliates.

    2.9 "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration as determined by the Committee.

    2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

    2.11 "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the reported last sale price of the Common Stock on such date as reported on the New York Stock Exchange Consolidated Tape.

    2.12 "Incentive Stock Option" ("ISO") means any Stock Option intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.

    2.13 "Non-Qualified Stock Option" means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

    2.14 "Officer" means a person who is considered to be an officer of the Company under Securities Exchange Act Rule 16a-1(f).

    2.15 "Operating Partnership" means Mid-America Apartments, L.P., a Tennessee limited partnership, of which the Company is the sole general partner.

    2.16 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

    2.17 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

    2.18 "Participant" means any individual to whom an Award has been granted by the Committee under either Plan.

    2.19 "Restricted Securities" means shares of Common Stock or Class A Common Units issued pursuant to a Restricted Securities Award which are subject to such conditions, including, without limitation, risks of forfeiture, as may be determined by the Committee and specified in the Award Agreement.

    2.20 "Retirement" means retirement from active employment under a retirement plan of the Company, any subsidiary or affiliate, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

    2.21 "Termination of Employment" means the termination of a Participant's active employment with the Company which is not deemed to be a Retirement or a termination due to a Disability.

3. ADMINISTRATION

    3.1 The Plan shall be administered and interpreted by the Committee.

    3.2 The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Award is to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock or Class A Common Units to be covered by each such Award granted hereunder;
    (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock and/or Class A Common Units relating thereto, based on such factors as the Committee shall determine, in its sole discretion; (f) determine whether Common Stock or Class A Common Units payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and
    (g) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

    3.3 Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Charter or By-Laws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

4. ELIGIBILITY

    Officers and other key employees (including those who may also be Directors of the Company) of the Company and its present and future subsidiaries and affiliates, including the Operating Partnership, who are not members of the Committee and who are responsible for or contribute to the management, growth and profitability of the business of the Company, are eligible to receive Awards under the Plan.

5. SHARES AVAILABLE FOR AWARDS

    5.1 The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Awards under the Plan is 2,400,000. In determining the number of shares available from time to time for Awards under the Plan, each Class A Common Unit covered by any Award shall be considered the equivalent of one share of Common Stock, and the Company shall not grant awards involving Class A Common Units in excess of the remaining number of shares of Common Stock available under the Plan.

    5.2 Shares of stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards, during the calendar year in which they expire or otherwise become available, provided, however, that, if any such shares could not again be available for Awards to a Participant who is subject to Section 16 of the Exchange Act under applicable share counting requirements of Rule 16b-3, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16.

    5.3 Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

    5.4 In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustment in the number of shares or number and kind of other securities subject to options, rights and other Awards granted under the Plan, and/or the exercise price and other terms and conditions of Awards or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan, as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants.

6. AWARDS UNDER THE PLAN

    6.1 STOCK OPTIONS. The Committee may grant Incentive Stock Options ("ISO"), Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such Officers and other key employees in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

    In the case of ISOs, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

    The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Committee at the time of grant; however, the price of an ISO must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The exercise price of an ISO granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be ISOs to the extent that the Fair Market Value of the shares of Common Stock with respect to which ISOs first become exercisable in any year exceeds $100,000.

    6.2 RESTRICTED SECURITIES AWARDS. The Committee may grant Restricted Securities Awards ("RSAs") to such Officers and other key employees in such amounts and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions, vesting or other provisions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

    Unless otherwise determined by the Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted securities and to receive dividends or distributions thereon, unless and until such restricted securities are forfeited.

    In the event all or any of the shares of Common Stock or Class A Common Units subject to RSA are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of grant prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

    6.3 TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

7. AWARD AGREEMENTS

    Awards under the Plan shall be evidenced by an agreement approved by the Committee that sets forth the terms, conditions and limitations of an Award. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that, no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant (except for an amendment made to cause the Plan to qualify for an exemption provided by Rule 16b-3).

8. MISCELLANEOUS PROVISIONS RELATED TO PARTICIPANTS

    8.1 The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

    8.2 Except as may be otherwise provided under Section 6.2, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

    8.3 The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in cash or by check, except as otherwise hereinafter provided, at the time of exercise. In addition, in its sole discretion, the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by
    (i) delivering certificates for unrestricted shares of Common Stock having a value equal to the Exercise Price of the Options being exercised, or
    (ii) delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds for the sale of shares of Common Stock or margin credit extended on shares of Common Stock (including the Common Stock to be acquired pursuant to the exercise of Options) to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company Common Stock surrendered in payment of the Exercise Price shall be its Fair Market Value, determined pursuant to Section 2.10, on the date of exercise. Upon receipt of a notice of exercise of a Stock Option and upon payment of the Exercise Price, the Company shall promptly deliver to the Participant a certificate or certificates for the shares of Common Stock purchased, without charge to him or her for issue or transfer tax. The Committee, in its sole discretion, may from time to time permit the method of exercising Options known as pyramiding or "cashless exercise" (that is, the automatic application of shares received upon the exercise of a portion of an Option to satisfy the exercise price for additional portions of the Option).

    8.4 A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting exercise or payment of any Award or, at the election of the holder of the Award, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

    8.5 If the Committee determines that such action is advisable, the Company may, or may cause the Operating Partnership to, assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or the Operating Partnership, a guarantee of the obligation by the Company or the Operating Partnership, or the maintenance by the Company or the Operating Partnership of deposits with such bank or third party.

    8.6 Awards, and any right that comes within the general definition of "derivative security" of Rule 16a-1(c) under the Exchange Act, shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.7), and during the Award holder's lifetime, such Awards and rights shall be exercisable only by such holder or such holder's duly appointed guardian or legal representative.

    8.7 Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant's death.

9. GOVERNING LAW

    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

10. SEVERABILITY

    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11. UNFUNDED PLAN

    The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

12. RULE 16B-3 COMPLIANCE

    12.1 Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

    12.2 It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under
    Section 16(b).

13. EFFECTIVE DATE AND TERM OF PLAN

    13.1 The Plan is an amendment and restatement of the 1994 Restricted Stock and Stock Option Plan of the Company originally adopted by the Company's shareholder on January 26, 1994. The Plan became effective on February 4, 1994.

    13.2 The Plan shall remain in effect until January 31, 2004, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

14. AMENDMENT AND TERMINATION OF THE PLAN

    14.1 The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless required by law.

    14.2 The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.



                                  [FRONT SIDE OF PROXY]

PROXY                      MID-AMERICA APARTMENT COMMUNITIES, INC         NO. OF SHARES ____________
                6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie Bratten Cantrell Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Mid-America Apartment Communities, Inc. (the "Company") held of record by the undersigned on April
8, 2002 at the Annual Meeting of Shareholders to be held on June 10, 2002, or any adjournment thereof.

1. ELECTION OF THREE CLASS II DIRECTORS.

[ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY to vote for     [ ] EXCEPTIONS
                                          all nominees listed below

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX ABOVE AND STRIKE A LINE THROUGH
THE NOMINEE'S NAME ON THE LIST BELOW)

         H. Eric Bolton, Jr.                    Alan B. Graf, Jr.               Ralph Horn


2. RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002.

      [ ] FOR                             [ ] AGAINST                [ ] WITHHOLD AUTHORITY
                                                                         (ABSTAIN)

3. APPROVAL OF THE FOURTH AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

      [ ] FOR                             [ ] AGAINST                [ ] WITHHOLD AUTHORITY
                                                                         (ABSTAIN)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                 (PLEASE SEE REVERSE SIDE)


                                   [BACK SIDE OF PROXY]

                                (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.


                                                 DATED:____________________________________________________________________, 2002

                                                 Please sign this proxy exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the
                                                 President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

                                                 Signature _______________________________________________________________________

                                                 Signature (if held jointly) _____________________________________________________


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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